AGREEMENT AND PLAN OF REORGANIZATION
		      ------------------------------------

	       THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of July 1, 1995, made and entered into by and among BAP Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "BAP", and those persons set forth on Exhibit "A" hereof (hereinafter called "Sellers").

			      W I T N E S S E T H:
			      --------------------

	     WHEREAS, BAP and Sellers deem it advisable that a reorganization be effected consisting of the acquisition by BAP from Sellers of all of the issued and outstanding shares of common stock of Ricketts Enterprises International, Inc., a corporation organized and existing under the laws of the State of Florida (hereinafter called "Ricketts"), all in accordance with the applicable statutes of the States of Delaware and Florida and upon the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (hereinafter called the "Agreement"), for the purpose of carrying out a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

	     NOW, THEREFORE, BAP and Sellers each in consideration that the other join herein, hereby represent, warrant and agree as follows:

	     1. Exchange of Shares. Subject to the terms and conditions hereof, and in reliance on the respective representations and warranties of each party to the other hereunder, BAP agrees to issue its shares to Sellers and Sellers agree to assign, transfer and deliver to BAP at the Closing
(as defined in paragraph 5 below) all of the issued and outstanding shares of common stock of Ricketts. Sellers will assign, transfer and deliver the number of shares set opposite their names on Exhibit "A".

	     2. Exchange Ratio. The total shares to be issued to Sellers shall be 3,500,000 restricted shares of common stock, $.001 par value of BAP.

	     3. Representations. Warranties and Agreements of Sellers. Sellers jointly and severally represent and warrant to and agree with BAP that:

		     (a) Ricketts is duly organized and existing under the
	    laws of the State of Florida and is in good standing, and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. Ricketts has duly filed any and all certificates and reports required to be filed to date by the laws of Florida and any other applicable law.

		    (b) Ricketts has authorized 1000 shares of common stock, no par value, of which 1,000 shares of common stock are issued and outstanding. All such outstanding shares were validly issued and are fully paid and non assessable, and free from any restrictions, liens, encumbrances, rights, title and interests in others. There are no other shares of stock, convertible or other securities, or rights, warrants or options with respect to any share of stock or securities of Ricketts authorized, issued or out-standing.

		    (c) Neither Ricketts nor any of its directors, officers, agents or employees, is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to Ricketts's business or operations. Consummation of the transactions contemplated hereby,and continuation of Ricketts's business in the same manner as heretofore conducted by it will be in material compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

		    (d) Ricketts is not in default  under or in violation
	    of any provision of its Articles of Incorporation or Bylaws and Ricketts is not in material default under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to Ricketts's business, to which it is a party or by which it is bound, or to which its assets are subject. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of

	    Incorporation or Bylaws of Ricketts or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Sellers or it is a party or by which Sellers or it is bound, or to which any of their or its assets are subject, or result in the creation of any lien or encumbrance upon said assets.

		   (e) Ricketts's  audited  financial  statements  dated
	    December 31, 1994 and unaudited financial statements dated June 30, 1995, which are attached hereto as Exhibit "B" are correct and complete and fairly present the financial condition of Ricketts at the dates described therein, and have been prepared in accordance with generally accepted accounting principles consistently applied.

		   (f) Except as shown on Exhibit  "B",  Ricketts has no
	    liabilities of any nature, whether absolute, accrued, contingent or otherwise, including, without limitation, any tax liabilities, other than liabilities incurred after December 31, 1994, in the ordinary course of business as a result of transactions or occurrences which do not and will not either singularly or in the aggregate have a material adverse effect on the financial or business condition of Ricketts. The properties and assets presently owned by Ricketts include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, or shown on the books of or used in the business of Ricketts and all properties and assets in which Ricketts had any right, title or interest on June 30, 1995, except as changed in the ordinary course of business, none of such changes being materially adverse.

		   (g) All buildings, fixtures and equipment owned or
	    used by Ricketts are in reasonably good and sound condition and are in compliance with all laws, rules, regulations and requirements of governmental authorities.

		   (h) Ricketts enjoys peaceful and undisturbed
	    possession under all leases to which it is a party. All such leases are valid, freely assignable and enforceable in accordance with their terms, and no party thereto is in default thereunder.

		   (i) No one other than Ricketts has any right, title,
	    interest, restriction, lien or encumbrance in, on or to the business conducted by it.

		   (j) Ricketts does not have any material obligation,
	    liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature, or description, fixed or contingent, due or to become due, existing or inchoate, other than those reflected in Exhibit "B".

		   (k) Except as disclosed on Exhibit "B", there are no
	    suits or proceedings at law or in equity, or before any governmental agency or arbitrator, pending, or to the knowledge of Sellers, threatened, anticipated or contemplated, which in any way adversely affects Ricketts or its business and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting Ricketts or its assets or to which Ricketts is or may become a party which in any way affects Ricketts. There are no claims against Sellers or Ricketts pending, or to the knowledge of Sellers, threatened, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

		   (1) To the best of the knowledge of the Sellers,
	    since the date of Incorporation of Ricketts:

		   (i) Neither Ricketts nor any of its current
	    or former directors, officers or employees nor any third party acting on behalf of Ricketts have, directly or indirectly, made any bribes, kickbacks, or any other payments of a similar or comparable nature, whether lawful or not, to any person or entity, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business already secured or for special concessions already obtained;

		  (ii) No  funds  or  property  of any kind of
	    Ricketts was donated, loaned, or made available, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

		 (iii) No officer, employee, contractor or agent of
	    Ricketts was compensated, directly or indirectly, by Ricketts for time spent or expenses incurred in performing services for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

		 (iv) Ricketts has not made any loan, donation, or other disbursement, directly or indirectly, to officers or employees of Ricketts or others for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; and

		 (v) Ricketts has not, or any other entity acting on behalf of Ricketts maintained or maintains a bank account, or any other account of any kind whether domestic or foreign, which account was not reflected in the corporate books and records, or which account was not listed, titled or identified in the name of Ricketts.

		  (m) Since June 30,1995, there has not been:

		  (i) Any material adverse change in the properties, assets, business, affairs or prospects of Ricketts nor, to the knowledge of Sellers, are any such changes threatened, anticipated, or contemplated;

		 (ii) Any actual or, to the knowledge of Sellers,
	    threatened, anticipated, or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has affected or may hereafter affect the properties, assets, business, affairs or prospects of Ricketts;

		 (iii) Any material and adverse dispute, pending or,
	    to the knowledge of Sellers, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Ricketts or any pending or, to the knowledge of Sellers, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of the business with any substantial customer, supplier or source of financing;

		 (iv) Any pending or,to the knowledge of Sellers, threatened,
	    anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of Ricketts and materially and adversely affecting the properties, assets, business affairs or prospects of Ricketts; or

		 (v) Any reduction of capital, redemption of stock or
	    dividend or distribution with respect to stock by Ricketts.

		 (n) Sellers have not taken any action which may result in BAP having any responsibility, obligation, or liability for any finder or broker fees, commission or other compensation payable in connection with any of the transactions contemplated hereby.

		 (o) Ricketts's Board of Directors has Authorized the
	    execution, delivery and performance of this Agreement by Sellers. All present and previous stockholders, directors and officers of Ricketts will at any time or from time to time hereafter execute whatever minutes of meetings or other instruments and take whatever action BAP may deem necessary or desirable to effect, perfect or confirm of record or otherwise in BAP, full right, title and interest in and to the business, properties and assets of Ricketts or to carry out the intent and purpose of the transactions contemplated hereby.

		 (p) The corporate record books of Ricketts are in
	    good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of Ricketts's Articles of Incorporation and Bylaws which have been delivered to BAP are complete and correct.

		 (q) The stock transfer books and stock ledgers of
	    Ricketts are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

		 (r) Ricketts owns all assets, properties, real estate,
	    equipment, material, inventory, raw materials, copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered, U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulas, designs, drawings, products, projects, permits, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing stand in the name of Ricketts and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Sellers, and none of the same have any right, title, interest, restriction, lien or encumbrance therein, or thereon or thereto.

		 (s) Sellers are the owners, free and clear of any
	    claim, lien, charge or encumbrance or restriction, of all of the issued and outstanding shares of common stock of Ricketts and Sellers now have and will have, at the Closing, full power and authority and the legal right to sell such shares to BAP pursuant to this Agreement.

		 (t) Sellers have not made any  material  misstatement
	    of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

		 (u) Since June 30, 1995, there has not been:

		 (i)  Any   increase  in  the   compensation,
	    including, but not limited to, bonus or percentage compensation payments, payable to or to become payable by Ricketts to any of its officers, employees or agents; or

		 (ii) Any labor strike or demands for collective bargaining directly affecting Ricketts.

		 (v) The assets of Ricketts on the Closing Date shall
	    include current assets, inventory, machinery and equipment, office furniture and fixtures, good will, leases and other assets set forth on Exhibit "B".

		 (w) For a minimum of three years following the Close,
	    Sellers will cause BAP to timely file with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, a Form 10-K for the end of each fiscal year and a Form 10-Q for each of the first three quarters of each year, and during such period will not cause BAP to file a Form 15 pursuant to either Rule 12h-3 or 15d-6 electing to suspend its duty to file. Sellers will also cause BAP to hold an annual meeting of shareholders for the election of directors within 180 days after the end of each fiscal year end, and within 180 days after the end of each fiscal year end, will provide BAP's shareholders with the audited financial statements of BAP as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, and shall be included in an annual report meeting the requirements of such Rule. In addition, Sellers agree that within 30 days of the Close, they will cause BAP to submit information about BAP to be included in various securities manuals, including Moody's Over-the-Counter Manual and/or Standard & Poor's Standard Corporation Records to facilitate the secondary trading in BAP's common shares.

		 (x) No  information  furnished by Sellers to be used
	    in connection with any filing with the Securities and Exchange Commission will contain when made or furnished, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

		 (y) Each of the representations, warranties and
	    agreements of Sellers is true and correct in every respect as of the date hereof. Sellers will exonerate and indemnify BAP against all claims, suits, obligations, liabilities and damages, including, without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of Sellers herein or any certificate delivered pursuant hereto, or non fulfillment of any of their undertakings hereunder or thereunder or any actual or alleged occurrence or situation in any way inconsistent herewith or therewith.

		 (z) Every  representation,  warranty and agreement of
	    Sellers set forth in this Agreement, and any certificate delivered pursuant hereto and every one of the rights and remedies of BAP for any one or more breaches hereof shall survive and not be deemed waived by the Closing for a period of two years after the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of BAP.

		 4. Representations. Warranties and Agreements of BAP.
	    BAP represents and warrants to and agrees with Sellers that:

		 (a) BAP is duly organized and validly  existing under
	    the laws of the State of Delaware and is in good standing, and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. BAP has duly filed any and all certificates and reports required to be filed to date by the laws of Delaware and any other applicable law.

		 (b) The shares of BAP's common stock to be issued and
	    delivered to Sellers pursuant to this Agreement will, upon issuance and delivery pursuant hereto be duly authorized, validly issued, fully paid and non assessable.

		 (c) BAP has full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by BAP and, when approved by its shareholders, will constitute the binding obligation enforceable in accordance with its terms.

		 (d) BAP has authorized 20,000,000 shares of common
	    stock, $0.001 par value per share, of which 11,553,100 shares of common stock are issued and outstanding. Prior to, or at the Closing, the outstanding shares of BAP common stock shall be reduced so that at the Closing there will be 4,655,310 shares of common stock issued and outstanding. All such outstanding shares were validly issued and are fully paid and non-assessable. There are no other shares of stock, convertible or other securities, or rights, warrants or options with respect to any shares of stock or securities of BAP authorized, issued or outstanding. BAP has not granted any right of first refusal or any option to any underwriter, finder, broker or participant.

		 (e)  BAP's audited financial statements dated
	    September 30, 1994 and unaudited financial statements dated June 30, 1995, which are attached hereto as Exhibit "C" are correct and complete and fairly present the financial condition of BAP at the dates described therein, and have been prepared in accordance with generally accepted accounting principles consistently applied.

		 (f) BAP is not in default under or in violation of
	    any provision of its Certificate of Incorporation or Bylaws and BAP is not in material default under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to BAP's business, to which it is a party or by which it is bound, or to which its assets are subject. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of BAP's Certificate of Incorporation or Bylaws or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which it is a party or by which it is bound, or to which any of its assets are subject, or result in the creation of any lien encumbrance upon its assets.

		 (g) BAP has not taken any action  which may result in
	    Sellers having any responsibility, obligation or liability for any finder or broker fees, commission or other compensation payable in connection with any of the transactions contemplated hereby.

		 (h) Neither BAP nor any of its  directors,  officers,
	    agents or employees, is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to BAP's business or operations. BAP has filed all reports with the Securities and Exchange Commission which have been required to be filed pursuant to either the Securities Act of 1933 or the Securities Exchange Act of 1934. None of such reports contained when made or furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading. Consummation of the transactions contemplated hereby will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

		 (i) Except as shown on Exhibit "C," BAP has no liabilities of any nature, whether absolute, accrued, contingent or otherwise, including, without limitation, any tax liabilities, other than liabilities incurred after September 30, 1994, in the ordinary course of business as a result of transactions or occurrences which do not and will not either singularly or in the aggregate have a material adverse effect on the financial or business condition of BAP. The properties and assets presently owned by BAP include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, or shown on the books of or used in the business of BAP and all properties and assets in which BAP had any right, title or interest on June 30, 1994, except as changed in the ordinary course of business, none of such changes being materially adverse.

		 (j) BAP  does  not  have  any  material  obligation,
	    liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature, or description, fixed or contingent, due or to become due, existing or inchoate, other than those reflected in Exhibit "C".

		 (k) There are no suits or proceedings at law or in equity, or before any governmental agency or arbitrator, pending,or to the knowledge of BAP's officers, threatened, anticipated or contemplated, which in any way adversely affects BAP and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting BAP or its assets or to which BAP is or may become a party which in any way affects BAP. There are no claims against BAP pending, or to the knowledge of BAP's officers, threatened, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

		 (l) To the best of the knowledge of BAP, since the
	    date of Incorporation of BAP:

		 (i)  Neither BAP nor any of its current or
	    former directors, officers or employees nor any third party acting on behalf of BAP have, directly or indirectly, made any bribes, kickbacks, or any other payments of a similar or comparable nature, whether lawful or not, to any person or entity, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business already secured or for special concessions already obtained;

		 (ii) No funds or property of any kind of BAP
	    was donated, loaned, or made available, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

		 (iii) No officer, employee, contractor or
	    agent of BAP was compensated, directly or indirectly, by BAP for time spent or expenses incurred in performing services for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

		 (iv) BAP has not made any loan, donation, or
	    other disbursement, directly or indirectly, to officers or employees of BAP or others for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; and

		 (v) BAP has not, or any other entity acting
	    on behalf of BAP maintained or maintains a bank account, or any other account of any kind whether domestic or foreign, which account was not reflected in the corporate books and records, or which account was not listed, titled or identified in the name of BAP.


		 (m) The corporate record books of BAP are in good
	    order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of BAP's Certificate of Incorporation and Bylaws which have been delivered to Sellers are complete and correct.

		 (n) The stock transfer books and stock ledgers of BAP
	    are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted.

	    No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

		 (o) BAP has filed with the appropriate governmental
	    agencies all tax returns required to be filed by it and there are no unpaid assessments nor, to the best of BAP's knowledge, proposed assessments of Federal, state or local taxes pending against BAP. All liability for taxes shown on Federal and State tax returns filed have been paid or the liability there for has been provided for in the attached financial statements, and all Federal and state income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued except for current year taxes not yet due.

		 (p) The Board of Directors' Meeting provided for in
	    paragraph 6 will be duly called, convened and conducted in accordance with all applicable requirements of the corporation laws of the State of Delaware and in accordance and compliance with all applicable provisions of the Certificate of Incorporation and Bylaws of BAP and the resolutions to be adopted by the Board of Directors at the Board of Directors' Meeting when adopted, will constitute the duly authorized actions of BAP and will be in full force and effect as of the Closing date hereof.

		 (q) No  information  furnished  by BAP to be  used in
	    connection with any filing to be made with the Securities and Exchange Commission will contain when made or furnished, any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained therein not misleading.

		 (r) Each of the representations, warranties and
	    agreements of BAP is true and correct in every respect as of the date hereof. BAP will exonerate and indemnify Sellers against all claims, suits, obligations, liabilities and damages, including, without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of BAP herein or any certificate delivered pursuant hereto, or non fulfillment of any of its undertakings hereunder or thereunder, or any actual or alleged occurrence or situation in any way inconsistent herewith or therewith.

		 (s) Every  representation, warranty and agreement of
	    BAP set forth in this Agreement, and any certificate delivered pursuant hereto and every one of the rights and remedies of Sellers for any one or more breaches hereof shall survive and not be deemed waived by the Closing for a period of two years after the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of Sellers.

		 5. The Closing.
		    ------------

		 (a) The  exchange of  Sellers'  shares in Ricketts to
	    BAP shall occur at such time and place as shall be fixed by the mutual consent of the parties. However such date shall be no later than ten (10) days following the completion and delivery of the audited financial statements of Ricketts. Said date is herein sometimes called the "Closing".

		 (b) At the Closing:

		 (i) Sellers shall deliver  to  BAP
	    certificates evidencing not less than 100% of the issued and outstanding shares of Ricketts, in each case duly endorsed for transfer in blank or accompanied by a blank stock power or with such other endorsements or instruments of transfer as BAP may reasonably request, together with other documents and matters referred to in subparagraphs (a)(ii), and
	    (iii) of paragraph 7; and

		 (ii) BAP shall deliver  certificates to
	    Sellers representing the shares of common stock of BAP to be delivered pursuant to Paragraph 2 hereof, together with other documents and matters referred to in subparagraph (b)(ii) of paragraph 7.

		 6. Actions Prior to Closing.
		     -------------------------

		 (a) After the date of this Agreement and prior to the
	    Closing and except as may be first approved in writing by BAP or Sellers as the case may be, or as otherwise permitted or contemplated by this Agreement:

		 (i) The business of BAP and Ricketts shall
	    be conducted only in the usual and ordinary course without the creation of indebtedness for money borrowed, except in the ordinary course of business;

		 (ii) No change shall be made in the Articles
	    of Incorporation or Bylaws of BAP or Ricketts;

		 (iii) No shares of stock of any class of BAP
	    or Ricketts shall be authorized for issuance or issued or delivered from treasury and no agreement for such issuance or delivery thereof shall be entered into;

		 (iv) No dividend or other distribution in of
	    and no redemption of any shares of stock of any class shall be made by either BAP or Ricketts;

		 (v) No increases shall be made in the
	    compensation (including any bonus or profit-sharing payment) payable or to become payable by either BAP or Ricketts to an employee;

		 (vi) No  contract or commitment shall be
	    entered into by or on behalf of BAP or Ricketts except in the ordinary course of business;

		 (vii)  Each party  will  continue  in effect
	    present insurance coverage on all its properties, assets, business and personnel;

		 (viii) No general increases shall be made in
	    wages or benefits of any group of employees as a result of collective bargaining or otherwise; and

		 (ix) Neither BAP or Ricketts will (so far as
	    within its control and except in the ordinary course of business) subject any property or assets to any material lien, claim, charge, option or encumbrance nor will it do or omit to do any act which will cause a material breach in any contract, agreement, lease, commitment or obligation to which it is a party or by which it is bound.

		 ( b) The  parties  agree that each of them will fully
	    cooperate each with the other and their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement.

		 (c) BAP will call a meeting of its Board of Directors
	    for the purpose of voting upon and authorizing this Agreement and the transactions contemplated hereby. At such meeting the directors shall be asked to consider and vote upon the following actions:

		 (i) Approval to issue shares of common stock
	    to Sellers pursuant to this Agreement.

		 (ii) Resignation of current directors and
	    election of Sellers' designates as directors of BAP.

		 (iii) Approval of this Agreement.

		 (d) BAP will obtain the consent of shareholders
	    owning at least a majority of the outstanding common shares (which consent shall be conditioned on the Closing) for the following actions:

		 (i)  Amending  the  Certificate  of
	    Incorporation to change the name of the corporation to REI, Inc.

		 (ii) Amending  the  Certificate of
	    Incorporation to decrease the authorized and issued and outstanding shares of common stock by ratio of ten (10) to on (1) and after such decrease to increase the number of authorized shares of common stock to 20,000,000.

		 (iii) Electing Sellers designates as
	    directors of BAP.

		 7. Conditions of BAP's and Sellers' Performance.
		    ---------------------------------------------

		 (a) The obligation of BAP to consummate this
	    Agreement is subject to the satisfaction at the Closing, by BAP in writing, of each of the following conditions:

		 (i) All proceedings taken in connection with
	    the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to legal counsel for BAP.

		 (ii) The representations and warranties of
	    Sellers contained in this Agreement or in any certificate or document delivered to BAP pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and BAP shall have been furnished with certificates of appropriate officers of Ricketts dated at the Closing date, certifying to the fulfillment of the foregoing conditions and further certifying that neither Ricketts or Sellers are parties to any litigation or have knowledge of any claim, brought or threatened, seeking to recover damages or to prevent Ricketts or Sellers from continuing to use Ricketts's assets or to conduct its business in the manner the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of Ricketts.

		 (iii)  Sellers shall have executed and
	    delivered to BAP investment letters in the form set forth in Exhibit "D" hereto.

		 (iv)   Owners of not less than 100% of the
	    issued and outstanding shares of common stock of Ricketts shall have executed this Agreement either personally or pursuant to power of attorney.

		 (b) The obligation of Sellers to consummate this
	    Agreement is subject to the satisfaction at the Closing, or waiver by Sellers in writing, of each of the following conditions:

		 (i) All proceedings taken in connection with
	    the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to counsel for Sellers.

		 (ii) The representations and warranties of
	    BAP contained in this Agreement or in any certificate or document delivered to Sellers pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; BAP shall have performed and complied with all agreements and conditions required by this Agreement to be formed or complied with by it prior to or at the Closing; and Sellers shall have been furnished with certificates of appropriate officers of BAP dated at the Closing date, certifying to the fulfillment of the foregoing conditions and further certifying that BAP is not a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages or to prevent BAP from continuing to use its assets or to conduct its business in the manner the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of BAP.

		 (iii) BAP's directors shall have resigned
	    and appointed Seller's designates as directors.

		 8. Termination and Amendment.
		    --------------------------

		 (a) This Agreement may be terminated by either party
	    upon written notice if the Closing referred to in Section 5 hereof shall not have occurred on or prior to September 30, 1995.

		 (b) This Agreement may be terminated by either party
	    at any time prior to the time fixed for Closing in Section 5 hereof upon written notice to the other party:

		 (i) If the representations, warranties and
	    agreements or conditions of this Agreement to be complied with or performed by Sellers (in the case of BAP) or BAP (in the case of Sellers) on or before the Closing shall not, in any material respect have been complied with or performed and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party or cure thereof commenced and diligently prosecuted thereafter by such party 10 days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

		 (ii) If any governmental action is commenced
	    to prevent the consummation of the transactions contemplated hereby; or

		 (iii) By mutual consent of the parties.

		 (c) Any representation, warranty, agreement or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken by the Board of Directors of BAP or authorized committees or officers thereof or by Sellers and evidenced by a written waiver executed by any such party.

		 (d) In the event of termination, this Agreement shall
	    be of no further force or effect and no obligation, right or liability shall arise hereunder and each party shall bear its own costs incurred in connection with this Agreement.

		 9. Separability. If any term or provision of this Agreement including the exhibits hereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement including the exhibits or the application of such term or provision to persons, property or circumstances other than those invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

		 10. Notices. Any notice hereunder shall be deemed given, and any instrument delivered, only two days after they have been mailed by registered or certified mail, postage prepaid, or 12 hours after such notice has been sent by straight telegram, telegraphic charges prepaid as follows:

		  Name                                Address
		  -------------------------------------------

		  To BAP:                             BAP Acquisition Corp.
						      c/o Ron Conquest
						      4647 North 32nd Street
						      Suite 205
						      Phoenix, Arizona  85018


		  To Sellers:                         Garfield Ricketts
						      Una Ricketts
						      4010 Royal Wood Blvd.
						      Naples, Florida  33962


Except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this paragraph.

		 11. Entire Agreement and Amendments. This Agreement, including the exhibits referred to herein as a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by Sellers and BAP or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

		 12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

		 13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Sellers and BAP and their respective successors but shall not inure to the benefit of anyone other than the parties signatory to this Agreement and their respective successors.

		 14. Merger of Agreements. All representations, warranties, agreements and other inducements to this Agreement or the transactions contemplated hereby, whether oral or written, prior to the execution and delivery hereof, have been included herein, or in the exhibits hereto, and shall be deemed to have been fully performed and discharged to the extent not included herein or therein. This Agreement including the exhibits hereto sets forth all rights, remedies, obligations and liabilities of the parties, and no term or provision hereof or thereof, including, without limitation, the terms and provisions contained in this sentence, shall be waived, modified or altered as to impose any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or grant any additional right or remedy or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and to the extent to which it is, intended to be so effective. No assent, express or implied, by either party or waiver by either party, to or of, any breach of any term or provision of this Agreement or of the exhibits shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision. All representations, warranties, and agreements made herein by anyone shall survive the Closing to the extent provided in this Agreement.

		 15. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

		 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


			BAP Acquisition Corp.



		       By:/s/ Ronald Conquest
		    ----------------------------
		     Ronald Conquest, President



		     Ricketts Enterprises International, Inc., Shareholders:



			By:/s/ Garfield Ricketts
		   -------------------------------
			   Garfield Ricketts



			By: /s/ Una Ricketts
		  --------------------------------
			    Una Ricketts